EXHIBIT 10.3.1


                        DISTRIBUTION AGREEMENT AMENDMENT

 With reference to the distribution/licensing agreement between Skala International Enterprises Inc. and Mr. Amit Raheja dated May 19, 2001 (attached to the Appendix) wherein Skala had been granted the right to manufacture and distribute certain products under license from Amit Raheja.

 Keeping all the terms of the agreement dated May 19`2001 the same, Amit Raheja permits Skala to assign the agreement in toto to Kamasutracd Ltd. a British Columbia corporation or a company of Skala's choice with immediate effect.

 We hereby agree to the terms of the this Amendment to the Agreement dated May 19, 2001



  /s/ Amit Raheja                                       Dated: February 21, 2002
  ---------------------------
  Amit Raheja
  (Authorized Signatory)

  Skala International Enterprises Inc.

  /s/ Mahase Bahadoorsingh                              Dated: February 21, 2002
  ---------------------------
  (Authorized Signatory)